Exhibit 10.3

EXECUTION VERSION

TWELFTH AMENDMENT TO THE

RECEIVABLES FINANCING AGREEMENT

This TWELFTH AMENDMENT TO THE RECEIVABLES FINANCING AGREEMENT (this “Amendment”), dated as of October 3, 2022, is entered into by and among the following parties:

(i)
SYNEOS HEALTH RECEIVABLES LLC, as Borrower;

(ii)
SYNEOS HEALTH, LLC (f/k/a INC RESEARCH, LLC), as initial Servicer;

(iii)
REGIONS BANK (“Regions”), as a Lender;

(iv)
TRUIST BANK (“Truist”), as a Lender; and

(v)
PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent and as a Lender.

Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Financing Agreement described below.

BACKGROUND

A.
The parties hereto (other than Truist) have entered into a Receivables Financing Agreement, dated as of June 29, 2018 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Financing Agreement”).

B.
Concurrently herewith, the Borrower, the Administrative Agent, the Lenders and PNC Capital Markets LLC are entering into that certain Amended and Restated Fee Letter dated as of the date hereof (the “Fee Letter”).

C.
Truist desires to become party to the Receivables Financing Agreement on the terms set forth herein.

D.
The parties hereto desire to amend the Receivables Financing Agreement as set forth herein.

NOW THEREFORE, with the intention of being legally bound hereby, and in consideration of the mutual undertakings expressed herein, each party to this Amendment hereby agrees as follows:

SECTION 1. Joinder of Truist and Non-Ratable Loans.

(a)
Joinder. Effective as of the date hereof, Truist hereby becomes a party to the Receivables Financing Agreement and the Fee Letter as a Lender thereunder with all the rights, interests, duties and obligations of a Lender set forth therein. In its capacity as a Lender, Truist’s Commitment shall be the applicable amount set forth on Exhibit A attached hereto.

(b)
Non-Ratable Loans. The Borrower hereby request that (i) Truist fund a Loan on the date hereof in the initial principal amount of $90,000,000, (ii) PNC fund a Loan on the date hereof in the initial principal amount of $45,000,000 and (iii) Regions fund a Loan on the date hereof in the initial principal amount of $15,000,000. Each such Loan shall be funded by the applicable Lender on the date hereof in accordance with the terms of the Receivables Financing Agreement and upon satisfaction of all conditions precedent thereto specified in the Receivables Financing Agreement.

(c)
Consents. The parties hereto hereby consent to the joinder of Truist as party to the Receivables Financing Agreement and the Fee Letter on the terms set forth in clause

(a) above and the foregoing non-ratable Loans to be funded by the applicable Lenders on the terms set forth in clause (b) above on a one-time basis.

(d)
Credit Decision. Truist (i) confirms to the Administrative Agent and the Lenders, that it has received a copy of the Receivables Financing Agreement, the other Transaction Documents, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and

(ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Lenders and their respective Affiliates, based on such documents and information as Truist shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Financing Agreement and any other Transaction Document. None of the Administrative Agent or the Lenders makes or has made any representation or warranty or assumes or has assumed any responsibility with respect to (x) any statements, warranties or representations made in or in connection with the Receivables Financing Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Receivables Financing Agreement, the Receivables, the Collateral, any other Transaction Document or any other instrument or document furnished pursuant thereto or (y) the financial condition of the Borrower, the Servicer, the Performance Guarantor or the Originators or the performance or observance by any of them any of their respective obligations under the Receivables Financing Agreement, any other Transaction Document or any instrument or document furnished pursuant thereto.

SECTION 2. Amendments to the Receivables Financing Agreement . The Receivables Financing Agreement is hereby amended to incorporate the changes shown on the marked pages of the Receivables Financing Agreement attached hereto as Exhibit A.

SECTION 3. Representations and Warranties of the Borrower and the Servicer. The Borrower and the Servicer each hereby represent and warrant to each of the parties hereto as of the date hereof as follows:

749301255 18569090

(a)
Representations and Warranties. The representations and warranties made by it in the Receivables Financing Agreement and each of the other Transaction Documents to which it is a party are true and correct as of the date hereof.

(b)
Enforceability. The execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment, Fee Letter, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary action on its part, and this Amendment, the Fee Letter, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are (assuming due authorization and execution by the other parties thereto) its valid and legally binding obligations, enforceable in accordance with their terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c)
No Event of Default. After giving effect to this Amendment, no Event of Default or Unmatured Event of Default has occurred and is continuing, or would occur as a result of this Amendment, the Fee Letter or the transactions contemplated hereby or thereby.

SECTION 4. Effect of Amendment; Ratification. All provisions of the Receivables Financing Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Financing Agreement (or in any other Transaction Document) to “the Receivables Financing Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Financing Agreement shall be deemed to be references to the Receivables Financing Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Financing Agreement other than as set forth herein. The Receivables Financing Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

SECTION 5. Effectiveness. This Amendment shall become effective as of the date hereof, subject to the conditions precedent that the Administrative Agent shall have received the following:

(a)
counterparts to this Amendment executed by each of the parties hereto;

(b)
counterparts to the Fee Letter executed by each of the parties thereto;

(c)
evidence that each “Upfront Fee” under and as defined in the Fee Letter has been paid; and

(d)
such other agreements, documents, instruments, UCC financing statements, secretary certificates, lien searches, reliance letters and opinions listed on Annex A hereto or otherwise as the Administrative Agent may reasonably request prior to the date hereof.

749301255 18569090

SECTION 6. Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7. Transaction Document. This Amendment shall be a Transaction Document for purposes of the Receivables Financing Agreement.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9. GOVERNING LAW AND JURISDICTION.

(a)
THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
(b)
EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE BORROWER AND THE SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE BORROWER, THE SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AMENDMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 9 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER

4

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CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

SECTION 10. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Financing Agreement or any provision hereof or thereof.

SECTION 11. Performance Guaranty Ratification. After giving effect to this Amendment, the Fee Letter and the transactions contemplated by this Amendment and the Fee Letter, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

[Signature pages follow.]

5

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

SYNEOS HEALTH RECEIVABLES LLC, as the Borrower By: /s/ Lisa Silverman Name: Lisa Silverman Title: Treasurer
SYNEOS HEALTH, LLC, as the Servicer By: Name: Jason Meggs Title: Chief Financial Officer

Twelfth Amendment to the Receivables Financing Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

SYNEOS HEALTH RECEIVABLES LLC, as the Borrower By: Name: Lisa Silverman Title: Treasurer
SYNEOS HEALTH, LLC, as the Servicer By: /s/ Jason Meggs Name: Jason Meggs Title: Chief Financial Officer

Twelfth Amendment to the Receivables Financing Agreement

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent By: /s/ Christopher Blaney Name: Christopher Blaney Title: Senior Vice President
PNC BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Christopher Blaney Name: Christopher Blaney Title: Senior Vice President

749301255 18569090 S-2 Twelfth Amendment to the Receivables Financing Agreement

REGIONS BANK, as a Lender By: /s/ Cecil Noble Name: Cecil Noble Title: Managing Director

74930125518569090 S-3 Twelfth Amendment to the Receivables Financing Agreement

TRUIST BANK, as a Lender By: /s/ Paul Cornely Name: Paul Cornely Title: Vice President

749301255 18569090 S-4 Twelfth Amendment to the Receivables Financing Agreement

Acknowledged and agreed: SYNEOS HEALTH, INC., as Performance Guarantor By: /s/ Jason Meggs Name: Jason Meggs Title: Chief Financial Officer

Twelfth Amendment to the Receivables Financing Agreement

EXHIBIT A

AMENDMENTS TO THE RECEIVABLES FINANCING AGREEMENT

(Attached)

Exhibit A

749301255 18569090

EXECUTION VERSION

EXHIBIT A to the ~~ELEVENTH~~TWELFTH AMENDMENT, dated as of October ~~13~~3,

~~2021~~2022

CONFORMED COPY INCLUDES

FIRST AMENDMENT, dated as of August 1, 2018

SECOND AMENDMENT, dated as of August 29, 2018

THIRD AMENDMENT, dated as of October 25, 2018

FOURTH AMENDMENT, dated as of January 2, 2019

FIFTH AMENDMENT, dated as of July 25, 2019

SIXTH AMENDMENT, dated as of September 30, 2019

OMNIBUS AMENDMENT, dated as of January 31, 2020

EIGHTH AMENDMENT, dated as of March 18, 2020

NINTH AMENDMENT, dated as of September 25, 2020

TENTH AMENDMENT, dated as of January 28, 2021

ELEVENTH AMENDMENT, dated as of October 13, 2021

RECEIVABLES FINANCING AGREEMENT

Dated as of June 29, 2018

by and among

SYNEOS HEALTH RECEIVABLES LLC,

as Borrower,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Lenders,

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

SYNEOS HEALTH, LLC,

as initial Servicer,

and

PNC CAPITAL MARKETS LLC,

as Structuring Agent

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Page
ARTICLE I DEFINITIONS	1
SECTION 1.01. Certain Defined Terms	1
SECTION 1.02. Other Interpretative Matters	~~35~~38
ARTICLE II TERMS OF THE LOANS	~~36~~39
SECTION 2.01. Loan Facility	~~36~~39
SECTION 2.02. Making Loans; Repayment of Loans	~~36~~39
SECTION 2.03. Interest and Fees	~~38~~41
SECTION 2.04. Records of Loans	~~38~~42
~~SECTION 2.05. Selection of Interest Rates and Tranche Periods~~	~~39~~
SECTION 2.06. Defaulting Lenders	~~39~~42
ARTICLE III [RESERVED]	~~40~~43
ARTICLE IV SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS	~~40~~43
SECTION 4.01. Settlement Procedures	~~40~~43
SECTION 4.02. Payments and Computations, Etc	~~43~~46
ARTICLE V INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST	~~44~~47
SECTION 5.01. Increased Costs	~~44~~47
SECTION 5.02. Funding Losses	~~45~~48
SECTION 5.03. Taxes	~~45~~49
~~SECTION 5.04. Inability to Determine Adjusted LIBOR or LMIR; Change in Legality~~	~~50~~
SECTION 5.05. Security Interest	~~50~~54
~~SECTION 5.06. Successor Adjusted LIBOR or LMIR~~	~~51~~
ARTICLE VI CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS	~~54~~58
SECTION 6.01. Conditions Precedent to Effectiveness and the Initial Credit Extension	~~54~~58
SECTION 6.02. Conditions Precedent to All Credit Extensions	~~55~~59
SECTION 6.03. Conditions Precedent to All Releases	~~56~~60
ARTICLE VII REPRESENTATIONS AND WARRANTIES	~~57~~60
SECTION 7.01. Representations and Warranties of the Borrower	~~57~~60
SECTION 7.02. Representations and Warranties of the Servicer	~~62~~65

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-i-

(continued)

Page
ARTICLE VIII COVENANTS	~~66~~69
SECTION 8.01. Covenants of the Borrower	~~66~~69
SECTION 8.02. Covenants of the Servicer	~~75~~78
SECTION 8.03. Separate Existence of the Borrower	~~82~~85
ARTICLE IX ADMINISTRATION AND COLLECTION OF RECEIVABLES	~~85~~89
SECTION 9.01. Appointment of the Servicer.	~~85~~89
SECTION 9.02. Duties of the Servicer.	~~86~~90
SECTION 9.03. Collection Account Arrangements	~~87~~90
SECTION 9.04. Enforcement Rights	~~88~~91
SECTION 9.05. Responsibilities of the Borrower	~~89~~93
SECTION 9.06. Servicing Fee	~~90~~93
ARTICLE X EVENTS OF DEFAULT	~~90~~93
SECTION 10.01. Events of Default	~~90~~93
ARTICLE XI THE ADMINISTRATIVE AGENT	~~94~~97
SECTION 11.01. Authorization and Action	~~94~~97
SECTION 11.02. Administrative Agent’s Reliance, Etc	~~94~~97
SECTION 11.03. Administrative Agent and Affiliates	~~95~~98
SECTION 11.04. Indemnification of Administrative Agent	~~95~~98
SECTION 11.05. Delegation of Duties	~~95~~98
SECTION 11.06. Action or Inaction by Administrative Agent	~~95~~98
SECTION 11.07. Notice of Events of Default; Action by Administrative Agent	~~95~~99
SECTION 11.08. Non-Reliance on Administrative Agent and Other Parties	~~96~~99
SECTION 11.09. Successor Administrative Agent	~~96~~99
SECTION 11.10. Structuring Agent	~~97~~100
SECTION 11.11. ~~LIBOR~~Benchmark Replacement Notification	~~97~~100
SECTION 11.12. Erroneous Payments.	~~97~~100
ARTICLE XII [RESERVED]	~~100~~103
ARTICLE XIII INDEMNIFICATION	~~100~~103
SECTION 13.01. Indemnities by the Borrower	~~100~~103
SECTION 13.02. Indemnification by the Servicer	~~103~~106

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(continued)

Page
SECTION 13.03. Currency Indemnity	~~104~~108
ARTICLE XIV MISCELLANEOUS	~~105~~108
SECTION 14.01. Amendments, Etc	~~105~~108
SECTION 14.02. Notices, Etc	~~106~~109
SECTION 14.03. Assignability; Addition of Lenders.	~~106~~109
SECTION 14.04. Costs and Expenses	~~109~~112
SECTION 14.05. No Proceedings	~~109~~112
SECTION 14.06. Confidentiality	~~109~~113
SECTION 14.07. GOVERNING LAW	~~111~~114
SECTION 14.08. Execution in Counterparts	~~111~~114
SECTION 14.09. Integration; Binding Effect; Survival of Termination	~~111~~115
SECTION 14.10. CONSENT TO JURISDICTION	~~111~~115
SECTION 14.11. WAIVER OF JURY TRIAL	~~112~~116
SECTION 14.12. Ratable Payments	~~112~~116
SECTION 14.13. Limitation of Liability	~~112~~116
SECTION 14.14. Intent of the Parties	~~113~~116
SECTION 14.15. USA Patriot Act	~~113~~117
SECTION 14.16. Right of Setoff	~~113~~117
SECTION 14.17. Severability	~~114~~117
SECTION 14.18. Mutual Negotiations	~~114~~117
SECTION 14.19. Captions and Cross References	~~114~~117
SECTION 14.20. Post-Closing Covenant	~~114~~118

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-iii-

“Adjusted Daily Simple SOFR Rate” means an interest rate per annum equal to (a) the Daily Simple SOFR Rate, plus (b) 0.10%; provided, that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means an interest rate per annum equal to (a) the Term SOFR Rate, plus 0.10%; provided, that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

~~“Adjusted LIBOR” means with respect to any Tranche Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the rate per annum for deposits in Dollars as reported by Bloomberg Finance L.P. and shown on US0001M Screen as the composite offered rate for London interbank deposits for such Tranche Period (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Tranche Period for an amount comparable to the Portion of Capital to be funded at Adjusted LIBOR during such Tranche Period, by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage; provided, however, that with respect to the initial Tranche Period for a Loan that is not advanced on a Monthly Settlement Date, Adjusted LIBOR shall be the interest rate per annum equal to LMIR for each day during such initial Tranche Period from the date that such Loan is made pursuant to Section 2.01 until the next occurring Monthly Settlement Date. The calculation of Adjusted LIBOR may also be expressed by the following formula:~~

~~Adjusted LIBOR =~~	~~Composite of London interbank offered rates shown on Bloomberg Finance L.P. Screen US0001M or appropriate successor~~
~~1.00 - Euro-Rate Reserve Percentage~~

~~Adjusted LIBOR shall be adjusted on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower of Adjusted LIBOR as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error). Notwithstanding the foregoing, if Adjusted LIBOR as determined herein would be less than 0.00% or any other rate as may be agreed by the Borrower and Administrative Agent in writing, Adjusted LIBOR shall be deemed to be equal to 0.00% or such other rate for purposes of this Agreement.~~

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-iii-

“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound. For the avoidance of doubt, FATCA shall constitute an “Applicable Law” for all purposes of this Agreement.

“Assignment and Acceptance Agreement” means an assignment and acceptance agreement entered into by a Lender, an Eligible Assignee and the Administrative Agent, and, if required, the Borrower, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit C hereto.

“Attorney Costs” means and includes all reasonable fees, costs, expenses and disbursements of any law firm or other external counsel and all disbursements of internal counsel.

“AUD” means the lawful currency of the Commonwealth of Australia.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C.

§ 101, et seq.), as amended from time to time.

“Base Rate” means, for any day and any Lender, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(a)
the rate of interest in effect for such day as publicly announced from time to time by such Lender or its Affiliate as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by the applicable Lender or its Affiliate based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer; and

(b)
0.50% per annum above the latest Overnight Bank Funding Rate.

“Base Rate Loan” means, at any time, any Loan or any related Capital (or portion thereof) on which Interest accrues by reference to the Base Rate.

“Benchmark” means, initially, the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate, as applicable; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to such rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 5.06.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for an interest period having approximately the same length, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the

749303375 18569090

mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in Dollars at such time in the United States and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined pursuant to the foregoing definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Loan, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides, in consultation with the Borrower, that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines, in consultation with the Borrower, that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) for a tenor of one month; or

(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such

749303375 18569090

Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to the one-month tenor for such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide the one-month tenor for such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the one-month tenor for such Benchmark (or such component thereof);

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide the one-month tenor for such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the one-month tenor for such Benchmark (or such component thereof); or

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that the one-month tenor for such Benchmark (or such component thereof) is no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to the one-month tenor for such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 5.06 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 5.06.

“Beneficial Owner” means, for the Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of the Borrower’s Capital Stock; and (b) a single individual with significant responsibility to control, manage, or direct the Borrower.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Borrower” has the meaning specified in the preamble to this Agreement.

“Borrower Indemnified Amounts” has the meaning set forth in Section 13.01(a). “Borrower Indemnified Party” has the meaning set forth in Section 13.01(a).

“Borrower Material Adverse Effect” means a material adverse effect on any of the following:

(a)
the assets, operations, business or financial condition of the Borrower;

(b)
the ability of the Borrower to perform its obligations under this Agreement or any other Transaction Document to which it is a party;

(c)
the validity or enforceability of this Agreement or any other Transaction Document to which the Borrower is a party, or the validity, enforceability, value or collectability of any material portion of the Pool Receivables;

(d)
the status, perfection, enforceability or priority of the Administrative Agent’s security interest in the Collateral; or

(e)
the rights and remedies of any Credit Party under the Transaction Documents or associated with its respective interest in the Collateral.

“Borrower Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to any Credit Party, Borrower Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, all Capital and Interest on the Loans, all Fees and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including, without limitation, interest, fees and other obligations that accrue after the

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commencement of any Insolvency Proceeding with respect to the Borrower (in each case whether or not allowed as a claim in such proceeding).

“Borrower’s Net Worth” means, at any time of determination, an amount equal to (i) the Dollar Equivalent of the aggregate Outstanding Balance of all Pool Receivables at such time, minus (ii) the sum of (A) the Aggregate Capital at such time, plus (B) the Aggregate Interest at such time, plus (C) the aggregate accrued and unpaid Fees at such time, plus (D) the Dollar Equivalent of the aggregate outstanding principal balance owing under each Intercompany Loan Agreement at such time, plus (E) the Dollar Equivalent of the aggregate accrued and unpaid interest owing under each Intercompany Loan Agreement at such time, plus (F) without duplication, the aggregate accrued and unpaid other Borrower Obligations at such time.

“Borrowing Base” means, at any time of determination, the amount equal to the lesser of

(a) the Facility Limit and (b) the amount equal to (i) the Net Receivables Pool Balance at such time, minus (ii) the Total Reserves at such time.

“Borrowing Base Deficit” means, at any time of determination, the amount, if any, by which (a) the Aggregate Capital at such time, exceeds (b) the sum of (i) the Borrowing Base at such time plus (ii) the aggregate amount of Collections (if any) then being held by, and under the exclusive control of, the Administrative Agent, solely to the extent such Collections (x) have been applied to reduce the Outstanding Balance of the related Receivables for purposes of calculating the Borrowing Base in clause (i) above and (y) have not been applied in reduction of the Aggregate Capital or otherwise in accordance with the priorities for payment specified in Section 4.01(a).

“Borrowing Tranche” means specified portions of Loans outstanding as follows: (a) any Loans (or portions of Capital thereof) for which the applicable Interest Rate is determined by reference to the Adjusted Term SOFR Rate and which have the same Interest Period shall constitute one Borrowing Tranche, (b) all Loans (or portions of Capital thereof) for which the applicable Interest Rate is determined by reference to the Adjusted Daily Simple SOFR Rate shall constitute one Borrowing Tranche, and (c) all Loans (or portions of Capital thereof) for which the applicable Interest Rate is determined by reference to Base Rate shall constitute one Borrowing Tranche.

“Breakage Fee” means (i) for any Interest Period for which Interest is computed by reference to the Adjusted ~~LIBOR~~Term SOFR Rate and a reduction of Capital is made for any reason on any day other than the last day of the related Tranche Period or (ii) to the extent that the Borrower shall for any reason, fail to borrow on the date specified by the Borrower in connection with any request for funding pursuant to Article II of this Agreement, the amount, if any, by which (A) the additional Interest (calculated without taking into account any Breakage Fee or any shortened duration of such Interest Period pursuant to the definition thereof) which would have accrued during such Interest Period on the reductions of Capital relating to such Interest Period had such reductions not been made (or, in the case of clause (ii) above, the amounts so failed to be borrowed or accepted in connection with any such request for funding by the Borrower), exceeds (B) the income, if any, received by the applicable Lender from the investment of the proceeds of such reductions of Capital (or such amounts failed to be borrowed by the Borrower). A certificate as to the amount of any Breakage Fee (including the computation

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of such amount) shall be submitted by the affected Lender to the Borrower and shall be conclusive and binding for all purposes, absent manifest error.

“Business Day” means any day (other than a Saturday or Sunday) on which~~: (a)~~  banks are not authorized or required to close in Pittsburgh, Pennsylvania, or New York City, New York ~~and (b) if this definition of “Business Day” is utilized in connection with Adjusted LIBOR or LMIR, dealings are carried out in the London interbank market~~; provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“CAD” means the lawful currency of Canada.

“Capital” means, with respect to any Lender, the aggregate amounts paid to, or on behalf of, the Borrower in connection with all Loans made by such Lender pursuant to Article II, as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 4.01; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.

“Certificate of Beneficial Ownership” means, for the Borrower, a certificate in form and substance acceptable to the Administrative Agent (as amended or modified by the Administrative Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of the Borrower.

“Change in Control” means the occurrence of any of the following:

(a)
Syneos Health ceases to own, directly, 100% of the issued and outstanding Capital Stock of the Borrower free and clear of all Adverse Claims;

(b)
Parent ceases to own, directly or indirectly, 100% of the issued and outstanding Capital Stock of any Originator or the Servicer;

(c)
any Adverse Claim should exist with respect to any Intercompany Loan Agreement or any Intercompany Loan;

(d)
the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding any employee benefit plan and/or Person acting as the trustee,

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agent or other fiduciary or administrator therefor), other than one or more Permitted Holders, of Capital Stock representing more than the greater of (x) 35% of the total voting power of all of the outstanding voting Capital Stock of Parent and (y) the percentage of the total voting power of all of the outstanding voting Capital Stock of Parent owned, directly or indirectly, beneficially by the Permitted Holders; or

(e)
the occurrence of a “change of control” (or similar event, however defined) under the Credit Agreement (or any refinancing or replacement thereof).

“Change in Law” means the occurrence, after the Closing Date, of any of the following:

(a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (w) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“CHF” means the lawful currency of Switzerland. “Closing Date” means June 29, 2018.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral” has the meaning set forth in Section 5.05(a).

“Collection Account” means each account listed on Schedule II to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Collection Account in accordance with the terms hereof) (in each case, in the name of the Borrower) and maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to an Account Control Agreement for the purpose of receiving Collections.

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Special Obligor	Special Concentration Limit
Otsuka Pharmaceutical Development and Commercialization, Inc.	8.0%
Servier Pharmaceuticals LLC	8.0%

“Concentration Reserve Percentage” means, at any time of determination, the largest of:

(a) the sum of the four (4) largest Obligor Percentages of the Group D Obligors, (b) the sum of the two (2) largest Obligor Percentages of the Group C Obligors and (c) the largest Obligor Percentage of the Group B Obligors.

“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“Covered Entity” means (a) each of Borrower, the Servicer, each Originator, the Parent and each of the Parent’s Subsidiaries and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 35% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Credit Agreement” means that certain Credit Agreement, dated as of August 1, 2017, ~~as amended,~~ by and among Syneos Health, Inc. f/k/a INC Research Holdings, Inc., as the administrative borrower, the other borrowers party thereto, the financial institutions party thereto as lenders, JPMorgan Chase Bank, N.A. (as successor agent to Credit Suisse AG, Cayman Islands Branch), as administrative agent, and the other financial institutions party thereto, as joint lead arrangers and joint bookrunners, as amended, amended and restated or refinanced from time to time.

“Credit Agreement ~~Replacement Rate” means the alternate rate of interest to the “Eurocurrency Rate” (as defined in~~Closing Date” means the date on which a credit agreement which amends and restates the Credit Agreement), ~~if any, established in accordance with Section 2.14(b) of~~or refinances the debt incurred under the Credit Agreement ~~as in effect on September 25, 2020~~, is executed.

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originators in effect on the Closing Date and described in Exhibit F, as modified in compliance with this Agreement.

“Credit Extension” means the making of any Loan.

“Credit Party” means each Lender and the Administrative Agent.

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“Currency Reserve Amount” means, at any time of determination, the product of (a) 7.5%, times (b) the Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables then denominated in an Alternative Currency; provided however that the Administrative Agent may adjust the percentage listed in clause (a) in its sole discretion upon five (5) Business Days’ notice to the Borrower.

“Daily Simple SOFR Rate” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day a “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in the Daily Simple SOFR Rate due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Days’ Sales Outstanding” means, for any Fiscal Month, an amount computed as of the last day of such Fiscal Month equal to: (a) the Dollar Equivalent of the average of the Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) as of the last day of each of the three most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (b) (i) the Dollar Equivalent of the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the three most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (ii) 90.

“Debt” means, as to any Person at any time of determination, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any bonds, debentures, notes, note purchase, acceptance or credit facility, or other similar instruments or facilities, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, (iv) any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including accounts payable incurred in the ordinary course of such Person’s business payable on terms customary in the trade), (v) all net obligations of such Person in respect of interest rate or currency hedges or (vi) any Guaranty of any such Debt.

“Deemed Collections” has the meaning set forth in Section 4.01(d).

“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the Dollar Equivalent of the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such Fiscal Month, by (b) the Dollar Equivalent of the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the month that is six (6) Fiscal

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Pool Receivables that were Delinquent Receivables on such day, by (b) the Dollar Equivalent of the aggregate Outstanding Balance of all Pool Receivables on such day.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment; provided, however, that such amount shall be calculated without giving effect to any netting of credits that have not been matched to a particular Receivable for the purposes of aged trial balance reporting.

“Dilution Horizon Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the Dollar Equivalent of the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during such Fiscal Month, by (b) the sum of (x) the Net Receivables Pool Balance as of the last day of such Fiscal Month plus (y) the aggregate Outstanding Balance as of the last day of such Fiscal Month of all Receivables and portions of Receivables that do not constitute Eligible Receivables on such date solely due to the failure to satisfy clause (r) and/or clause (w) of the definition of “Eligible Receivable”. Within thirty (30) days of the completion and the receipt by the Administrative Agent of the results of any annual audit or field exam of the Receivables and the servicing and origination practices of the Servicer and the Originators, the numerator of the Dilution Horizon Ratio may be adjusted, after consultation with the Borrower, by the Administrative Agent upon not less than five (5) Business Days’ notice to the Borrower to reflect such number of Fiscal Months as the Administrative Agent reasonably believes best reflects the business practices of the Servicer and the Originators and the actual amount of dilution and Deemed Collections that occur with respect to Pool Receivables based on the weighted average dilution lag calculation completed as part of such audit or field exam.

“Dilution Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each Fiscal Month by dividing: (i) the Dollar Equivalent of the aggregate amount of Deemed Collections during such Fiscal Month (other than any Deemed Collections with respect to any Receivables that were both (x) generated by an Originator during such Fiscal Month and

(y) written off the applicable Originator’s or the Borrower’s books as uncollectible during such Fiscal Month), by (ii) the Dollar Equivalent of the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the Fiscal Month that is one (1) month prior to such Fiscal Month.

“Dilution Reserve Percentage” means, at any time of determination, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) the Dilution Horizon Ratio, multiplied by (b) the sum of (i) the Stress Factor times the average of the Dilution Ratios for the twelve (12) most recent Fiscal Months, plus (ii) the Dilution Volatility Component.

“Dilution Volatility Component” means, for any Fiscal Month, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of:

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directly to a Lock-Box or Collection Account in the United States of America; provided however that if (i) a Ratings Event has occurred and is continuing and (ii) any payment on any Receivable denominated in an Alternative Currency is not transferred to a Collection Account within three

(3) Business Days after receipt by any Syneos Party (any such Receivable, an “Applicable Receivable”), then any Receivable denominated in an Alternative Currency and the Obligor of which is the Obligor of such Applicable Receivable shall not be an Eligible Receivable;

(d)
that does not have a due date which is ~~120~~121 days or more after the original invoice date of such Receivable;

(e)
that (i) arises under a Contract for the sale of goods or services in the ordinary course of the applicable Originator’s business and (ii) does not constitute a loan or other similar financial accommodation being provided by the applicable Originator;

(f)
that arises under a duly authorized Contract that (i) is in full force and effect, (ii) is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) the payments thereunder are free and clear of, or increased to account for, any applicable withholding Taxes;

(g)
that has been transferred by an Originator to the Borrower pursuant to the Purchase and Sale Agreement with respect to which transfer all conditions precedent under the Purchase and Sale Agreement have been met;

(h)
that, together with the Contract related thereto, conforms in all material respects with all Applicable Laws (including any applicable laws relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

(i)
with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with or notices to, any Governmental Authority or other Person required to be obtained, effected or given by an Originator in connection with the creation of such Receivable, the execution, delivery and performance by such Originator of the related Contract or the assignment thereof under the Purchase and Sale Agreement have been duly obtained, effected or given and are in full force and effect;

(j)
that is not subject to any existing dispute, right of rescission, set-off, counterclaim, any other defense against the applicable Originator (or any assignee of such Originator) or Adverse Claim (other than a Permitted Adverse Claim), and the Obligor of which holds no right as against the applicable Originator to cause such Originator to repurchase the goods or merchandise, the sale of which shall have given rise to such Receivable; provided that only the portion of such Pool Receivable subject to such dispute, right of rescission, set-off, counterclaim, defense or Adverse Claim (other than a Permitted Adverse Claim) shall be ineligible;

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“Erroneous Payment” has the meaning assigned to it in Section 11.12(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 11.12(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 11.12(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 11.12(d).

“Euro” or “€” each mean the single currency of participating member states of the European Monetary Union.

~~“Euro-Rate Reserve Percentage” means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).~~

“Event of Default” has the meaning specified in Section 10.01. For the avoidance of doubt, any Event of Default that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 14.01.

“Excess Concentration” means the sum of the following amounts, without duplication:

(a)
the sum of the amounts calculated for each of the Obligors equal to the excess (if any) of (i) the Dollar Equivalent of the aggregate Outstanding Balance of the Eligible Receivables of such Obligor, over (ii) the product of (x) such Obligor’s Concentration Percentage, multiplied by (y) the Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(b)
the excess (if any) of (i) the Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables that are Eligible Unbilled Receivables, over

(ii) the product of (x) (A) so long as a Ratings Event has not occurred and is continuing, 60.0% or (B) if a Ratings Event has occurred and is continuing, 30.0%, multiplied by (y) the Dollar Equivalent of the aggregate Outstanding Balance of all Receivables then in the Receivables Pool; plus

(c)
the excess (if any) of (i) the Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables, the Obligors of which are Eligible OECD Country Obligors, over (ii) the product of (x) 17.5%, multiplied by (y) the Dollar Equivalent of the aggregate Outstanding Balance of all Receivables then in the Receivables Pool; plus

(d)
the excess (if any) of (i) the Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables, the Obligors of which are Eligible Tier I Non-OECD Country Obligors, over (ii) the product of (x) 5.0%, multiplied by (y) the Dollar

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person:

(a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans or Commitment pursuant to a law in effect on the date on which (i) such Lender makes a Loan or its Commitment or (ii) such Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office and (c) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Facility Limit” means $~~400,000,000~~550,000,000 as reduced from time to time pursuant to Section 2.02(e). References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital at such time.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into between the United States and any other Governmental Authority in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” has the meaning specified in Section 2.03(a). “Fees” has the meaning specified in Section 2.03(a).

“Final Maturity Date” means the date that (i) is one hundred eighty (180) days following the Termination Date or (ii) such earlier date on which the Aggregate Capital becomes due and payable pursuant to Section 10.01.

“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Capital and Aggregate Interest have been paid in full, (ii) all Borrower Obligations shall have been paid in full, (iii) all other amounts owing to the Credit Parties and any other Borrower Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full and (iv) all accrued Servicing Fees have been paid in full.

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“Financial Officer” of any Person means, the chief executive officer, the chief financial officer, the senior vice president of finance, the chief accounting officer, the principal accounting officer, the controller, the treasurer or the assistant treasurer of such Person.

“Fiscal Month” means each calendar month.

“Floor” means a rate of interest per annum equal to 0.00%.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“GBP” means the lawful currency of the United Kingdom.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank)~~.~~ and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Group A Obligor” means any Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) with a short-term rating of at least: (a) “A-1” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “A+” or better by S&P on such Obligor’s, its parent’s, or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, or (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Al” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, that if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) receives a split rating from S&P and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have only the higher of the two ratings for purposes of determining whether such rating satisfies clauses (a) or (b) above; provided, further, that if the Subject Obligor Delinquency Trigger shall have occurred and be continuing and the Administrative Agent shall elect, in its sole discretion, by providing notice thereof to the Borrower, the Subject Obligor shall be deemed to be a Group B Obligor if it otherwise satisfies the definition of “Group A Obligor”. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group A Obligor” shall be deemed to be a Group A Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage”, the “Concentration Reserve” and clause (a) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

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“Group B Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor, with a short-term rating of at least: (a) “A-2” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB+” to “A” by S&P on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, or (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baal” to “A2” by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, that if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) receives a split rating from S&P and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have only the higher of the two ratings for purposes of determining whether such rating satisfies clauses (a) or (b) above; provided, further, that if the Subject Obligor Delinquency Trigger shall have occurred and be continuing and the Administrative Agent shall elect, in its sole discretion, by providing notice thereof to the Borrower, the Subject Obligor shall be deemed to be a Group C Obligor if it otherwise satisfies the definition of “Group B Obligor”. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group B Obligor” shall be deemed to be a Group B Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage”, the “Concentration Reserve” and clause (a) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

“Group C Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) “A-3” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB-” to “BBB” by S&P on such Obligor’s, its parent’s or ~~it’s~~its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, or (b) “P-3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” to “Baa2” by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, that if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) receives a split rating from S&P and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have only the higher of the two ratings for purposes of determining whether such rating satisfies clauses (a) or (b) above; provided, further, that if the Subject Obligor Delinquency Trigger shall have occurred and be continuing and the Administrative Agent shall elect, in its sole discretion, by providing notice thereof to the Borrower, the Subject Obligor shall be deemed to be a Group D Obligor if it otherwise satisfies the definition of “Group C Obligor”. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group C Obligor” shall be deemed to be a Group C Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage”, the “Concentration Reserve” and clause (a) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or

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a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor; provided, that any Obligor (or its parent or majority owner, as applicable, if such Obligor is unrated) that is not rated by both Moody’s and S&P shall be a Group D Obligor.

“Guaranty” means, with respect to any Person, any obligation of such Person guarantying or in effect guarantying any Debt, liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any of its Affiliates under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Independent Director” has the meaning set forth in Section 8.03(c). “Information Package” means a report, in substantially the form of Exhibit G.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of clauses (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intercompany Loan” has the meaning set forth in the Purchase and Sale Agreement. “Intercompany Loan Agreement” has the meaning set forth in the Purchase and Sale

Agreement.

“Intercompany Loan Ratio” means, at any time of determination, the ratio of (a) the aggregate outstanding principal balance of all Intercompany Loans at such time to (~~B~~b) the aggregate “Purchase Price” (as defined in the Purchase and Sale Agreement) for all outstanding Receivables purchased under the Purchase and Sale Agreement at or prior to such time.

“Intended Tax Treatment” has the meaning set forth in Section 14.14.

“Interest” means, for each Loan for each day during any Interest Period (or portion thereof), the amount of interest accrued on the Capital of such Loan during such Interest Period (or portion thereof) in accordance with Section 2.03(b).

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“Interest Period” means, with respect to each Loan, (a) before the Termination Date: (i) initially, the period commencing on the date such Loan is made pursuant to Section 2.01 (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the next Monthly Settlement Date and (ii) thereafter, each period commencing on such Monthly Settlement Date and ending on (but not including) the next Monthly Settlement Date and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Lenders) or, in the absence of any such selection, each period of 30 days from the last day of the preceding Interest Period.

“Interest Rate” means, for any day in any Interest Period for any Loan (or any portion of Capital thereof):

(a)
subject to Sections 5.04 and 5.06 and so long as no Event of Default has occurred and is continuing on such day, ~~LMIR or solely to the extent determined pursuant to Section 2.05, Adjusted LIBOR~~either (i) if the Borrower has elected for such Loan (or any portion of Capital thereof) to accrue interest by reference to the Adjusted Term SOFR Rate during such Interest Period in accordance with Section 2.05(a), the Adjusted Term SOFR Rate for such day, or (ii) in any other case (including if no such election has been made), the Adjusted Daily Simple SOFR Rate; provided, however, that the Interest Rate applicable to any ~~LIBOR~~SOFR Loan that is not advanced on a Monthly Settlement Date shall be ~~LMIR~~the Adjusted Daily Simple SOFR Rate for each day during the initial Interest Period applicable to such Loan from the date such Loan is made pursuant to Section 2.01 until the next occurring Monthly Settlement Date; or

(b)
for any day while an Event of Default has occurred and is continuing, an interest rate per annum equal to the sum of 2.50% per annum plus the greater of (i) the interest rate per annum determined for such Loan and such day pursuant to clause (a) above, and (ii) the Base Rate in effect on such day;

provided, however, that no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law; provided, further, however, that Interest for any Loan shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Interim Report” means a report, in substantially the form of Exhibit J.

“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.

“Investors” means (a) the Sponsors and (b) the Management Investors.

“LCR Security” means any commercial paper or security (other than equity securities issued to Parent or any Originator that is a consolidated subsidiary of Parent under GAAP) within the meaning of Paragraph .32(e)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014).

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“Lenders” means each Person that is a party to this Agreement in the capacity of a “Lender”.

“Liberty Lane” means Liberty Lane IH LLC and its Affiliates.

~~“LIBOR Loan” means any Loan accruing Interest at Adjusted LIBOR.~~

“Linked Account” means any controlled disbursement account, controlled balance account or other deposit account maintained by a Collection Account Bank for the Parent, the Performance Guarantor, the Servicer, any Originator or any Affiliate thereof and linked to any Collection Account by a zero balance account connection or other automated funding mechanism or controlled balance arrangement.

~~“LMIR” means for any day during any Interest Period, the interest rate per annum determined by the Administrative Agent (which determination shall be conclusive absent manifest error) by dividing (i) the one-month Eurodollar rate for Dollar deposits as reported by Bloomberg Finance L.P. and shown on US0001M Screen or any other service or page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in Dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes, by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage on such day. The calculation of LMIR may also be expressed by the following formula:~~

~~LMIR =~~	~~One-month Eurodollar rate for Dollars shown on Bloomberg US0001M Screen or appropriate successor~~
~~1.00 - Euro-Rate Reserve Percentage~~

~~LMIR shall be adjusted on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. Notwithstanding the foregoing, if LMIR as determined herein would be less than 0.00% or any other rate as may be agreed by the Borrower and Administrative Agent in writing, LMIR shall be deemed to be equal to 0.00% or such other rate for purposes of this Agreement.~~

“Loan” means any loan made by a Lender pursuant to Section 2.02.

“Loan Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Borrower to the Administrative Agent and the Lenders pursuant to Section 2.02(a).

“Lock-Box” means each locked postal box with respect to which a Collection Account Bank has executed an Account Control Agreement pursuant to which it has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables

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(d)
the status, perfection, enforceability or priority of the Administrative Agent’s security interest in the Collateral; or

(e)
the rights and remedies of any Credit Party under the Transaction Documents or associated with its respective interest in the Collateral.

“Minimum Dilution Reserve Percentage” means, at any time of determination, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) the average of the Dilution Ratios for the twelve (12) most recent Fiscal Months, multiplied by (b) the Dilution Horizon Ratio.

“Minimum Funding Threshold” means, on any day, an amount equal to the lesser of (a) (i) at any time from (and including) October 3, 2022 to (but excluding) November 1, 2022, $400,000,000, and (ii) at any other time, the product of (~~i~~x) 85.00% times (~~ii~~y) the Facility Limit at such time and (b) the Borrowing Base at such time.

“Modified Days’ Sales Outstanding” means, for any Fiscal Month, an amount computed as of the last day of such Fiscal Month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (b) (i) the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators during the three most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (ii) 90.

“Monthly Settlement Date” means the 28th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower, the Servicer, any Originator, the Parent, the Performance Guarantor or any of their respective ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Net Receivables Pool Balance” means, at any time of determination: (a) the Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, minus (b) the Excess Concentration.

“Ninth Amendment Closing Date” means September 25, 2020.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the Dollar Equivalent of the aggregate

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Outstanding Balance of the Eligible Receivables of such Obligor less the amount (if any) then included in the calculation of the Excess Concentration with respect to such Obligor and (b) the denominator of which is the Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables at such time.

“OECD Country” means a country which is a member of the Organization for Economic Cooperation and Development.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control. “Originator” and “Originators” have the meaning set forth in the Purchase and Sale

Agreement, as the same may be modified from time to time by adding new Originators or removing Originators, in each case with the prior written consent of the Administrative Agent.

“Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies or fees arising from any payment made hereunder or from the execution, delivery, filing, recording or enforcement of, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the ~~Federal Reserve Bank of New York (“~~NYFRB~~”)~~, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent in consultation with the Borrower at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Outstanding Balance” means, at any time of determination, with respect to any Receivable, the then outstanding principal balance thereof.

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“Receivables Pool” means, at any time of determination, all of the then outstanding Receivables transferred (or purported to be transferred) to the Borrower pursuant to the Purchase and Sale Agreement prior to the Termination Date.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two (2)

U.S. Government Securities Business Days preceding the date of such setting, or (2) if such Benchmark is Daily Simple SOFR, then four (4) U.S. Government Securities Business Days prior to such setting.

“Register” has the meaning set forth in Section 14.03(b).

“Related Rights” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

“Related Security” means, with respect to any Receivable:

(a)
all of the Borrower’s and each Originator’s interest in any goods (including Returned Goods), and documentation of title evidencing the shipment or storage of any goods (including Returned Goods), the sale of which gave rise to such Receivable;

(b)
all instruments and chattel paper that may evidence such Receivable;

(c)
all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

(d)
all of the Borrower’s and each Originator’s rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(e)
all books and records of the Borrower and each Originator to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box and all Collection Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC);

(f)
all of the Borrower’s rights, interests and claims under the Purchase and Sale Agreement and the other Transaction Documents; and

(g)
all Collections and other proceeds (as defined in the UCC) of any of the foregoing.

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“Release” has the meaning set forth in Section 4.01(a).

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Reportable Compliance Event” means that: (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, or enters into a settlement with a Governmental Authority in connection with any Anti-Corruption Law, Sanctions Law or Anti-Terrorism Law, or any predicate crime to any Anti-Terrorism Law, or the Borrower or the Servicer has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of such Covered Entity’s operations represents a violation of any Anti-Terrorism Law; (b) any Covered Entity engages in a transaction that has caused or may cause the Lenders or Administrative Agent to be in violation of any Sanctions Laws or Anti-Terrorism Laws; (c) any Collateral becomes Embargoed Property; or (d) the Borrower or the Servicer otherwise violates, or the Borrower or the Servicer reasonably believes that it will violate, any of the representations or covenants set forth in Sections 7.01(bb), 7.02(y), 8.01(v) or 8.01(o) of this Agreement.

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan.

“Representatives” has the meaning set forth in Section 14.06(c).

“Required Capital Amount” means, as of any date of determination, an amount equal to the product of (i) the Loss Reserve Percentage at such time times (ii) the Net Receivables Pool Balance at such time.

“Restricted Payments” has the meaning set forth in Section 8.01(r).

“Returned Goods” means all right, title and interest in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable; provided that such goods shall no longer constitute Returned Goods after a Deemed Collection has been deposited in a Collection Account with respect to the full Outstanding Balance of the related Receivables.

“S&P” means ~~Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business~~S&P Global Ratings, a division of S&P Global Inc., and any successor thereto that is a nationally recognized statistical rating organization.

“Sanctioned Jurisdiction” means any country, territory, or region that is the subject of comprehensive country-wide or territory-wide sanctions administered by OFAC (at the time of the Agreement, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine).

“Sanctioned Person” means (a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State (“State”), including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the

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Applicable Laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists; or (d) a Person that is the subject of sanctions imposed by any Governmental Authority of a jurisdiction whose Applicable Laws apply to this Agreement.

“Sanctions Laws” means any Applicable Law in force or hereinafter enacted related to economic sanctions, including the International Emergency Economic Powers Act, 50 U.S.C. 1701, et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B.

“Scheduled Termination Date” means October ~~14~~3, ~~2024~~2025.

“SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.

“Secured Parties” means each Credit Party, each Borrower Indemnified Party and each Affected Person.

“Servicer” has the meaning set forth in the preamble to this Agreement.

“Servicer’s Account” means the deposit account with an account number ending in 4824 maintained by the Servicer or its Affiliate at Bank of America, N.A.

“Servicer Indemnified Amounts” has the meaning set forth in Section 13.02(a). “Servicer Indemnified Party” has the meaning set forth in Section 13.02(a). “Servicing Fee” means the fee referred to in Section 9.06(a) of this Agreement. “Servicing Fee Rate” means the rate referred to in Section 9.06(a) of this Agreement.

“Settlement Date” means with respect to any Portion of Capital for any Interest Period or any Interest or Fees, (i) prior to the Termination Date and so long as no Event of Default has occurred and is continuing, the Monthly Settlement Date and (ii) on and after the Termination Date or if an Event of Default has occurred and is continuing, each day selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Lenders) (it being understood that the Administrative Agent (with the consent or at the direction of the Majority Lenders) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.

“Settlement Item” means (i) each check or other payment order drawn on or payable against any Linked Account, which any Collection Account Bank takes for deposit or value, cashes or exchanges for a cashier’s check or official check in the ordinary course of business,

749303375 18569090

and which is presented for settlement against any Collection Account, (ii) each check or other payment order drawn on or payable against any Collection Account, which any Collection Account Bank takes for deposit or value, assures payment pursuant to a banker’s acceptance, cashes or exchanges for a cashier’s check or official check in the ordinary course of business,

(iii) each ACH credit entry initiated by any Collection Account Bank, as originating depository financial institution, on behalf of Borrower, as originator and (iv) any other payment order drawn on or payable against any Collection Account.

“Settlement Item Amounts” means the face amount of each Settlement Item. “Sixth Amendment Closing Date” means September 30, 2019.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR Rate”.

“SOFR Loan” means, at any time, any Loan or any related Capital (or portion thereof) on which Interest accrues by reference to the Adjusted Term SOFR Rate.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR

Rate”.

“Solvent” means, with respect to any Person and as of any particular date, (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.

“Special Concentration Limit” has the meaning set forth in the definition of Concentration Percentage.

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“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, for any Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m. (Chicago time) two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date,

(b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 10.01, (c) the occurrence of a Purchase and Sale Termination Event under the Purchase and Sale Agreement, (d) the date selected by the Borrower on which all Commitments have been reduced to zero pursuant to Section 2.02(e) or (e) the date (if any) on which the Borrower, the Servicer or any Originator delivers to the Administrative Agent a written notice that the Borrower is unable to pay the “Purchase Price” (as defined in the Purchase and Sale Agreement) for Receivables and Related Rights pursuant to Section 3.2 of the Purchase and Sale Agreement.

“Third Amendment Closing Date” means October 25, 2018.

“Third Amendment Commencement Date” means the date elected by the Borrower as the “Third Amendment Commencement Date” in a written notice provided by the Borrower (or the Servicer on its behalf) to the Administrative Agent; provided, that such date may not occur more than 180 days following the Third Amendment Closing Date and any election following such date shall be null and void; provided, further, that neither the Borrower nor the Servicer on its behalf shall provide any notice of the election of the “Third Amendment Commencement Date” until such time as the Borrower (or the Servicer on its behalf) has provided such historical

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Receivables performance data as may be reasonably requested by the Administrative Agent on or prior to the Third Amendment Closing Date.

“THL” means Thomas H. Lee Partners, L.P. and its Affiliates.

“Threshold Amount” means $150,000,000.

“Total Reserves” means, at any time of determination, an amount equal to the sum of (a) the product of (i) the sum of: (a) the Yield Reserve Percentage, plus (b) the greater of (I) the sum of the Concentration Reserve Percentage, plus the Minimum Dilution Reserve Percentage and

(II) the sum of the Loss Reserve Percentage, plus the Dilution Reserve Percentage, times (ii) the Net Receivables Pool Balance at such time, plus (b) the Currency Reserve Amount.

“Tranche Period” means, with respect to any ~~LIBOR~~SOFR Loan, a period of one~~, two, three or six months selected by the Borrower pursuant to Section 2.05~~ month. Each Tranche Period shall commence on a Monthly Settlement Date and end on (but not including) the Monthly Settlement Date occurring one~~, two, three or six~~  calendar ~~months~~month thereafter~~, as selected by the Borrower pursuant to Section 2.05~~; provided, however, that if the date any Loan made pursuant to Section 2.01 is not a Monthly Settlement Date, the initial Tranche Period for such Loan shall commence on the date such Loan is made pursuant to Section 2.01 and end on the next Monthly Settlement Date occurring after the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such initial Tranche Period; provided, further, that if any Tranche Period would end after the Termination Date, such Tranche Period (including a period of one day) shall end on the Termination Date.

“Transaction Documents” means this Agreement, the Purchase and Sale Agreement, the Account Control Agreements, the Fee Letter, each Intercompany Loan Agreement, the Performance Guaranty, the Excluded Receivable Letter Agreement and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unbilled Receivable” means, at any time, any Receivable as to which the invoice or bill with respect thereto has not yet been sent to the Obligor thereof.

“Unmatured Event of Default” means an event that but for notice or lapse of time or both would constitute an Event of Default.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association

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recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Obligor” means an Obligor that is a corporation or other business organization and is organized under the laws of the United States of America (or of a United States of America territory, district, state, commonwealth, or possession, including, without limitation, Puerto Rico and the U.S. Virgin Islands) or any political subdivision thereof.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3). “Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as

amended, and the applicable rules and regulations thereunder.

“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100% of the Capital Stock of which (other than directors’ qualifying shares or shares required by Requirements of Law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Yield Reserve Percentage” means at any time of determination:

1.50 x DSO x (BR + SFR) 360
where:
BR	= the Base Rate at such time;
DSO	= the Days’ Sales Outstanding for the most recently ended Fiscal Month; and
SFR	= the Servicing Fee Rate.

SECTION 1.02. Other Interpretative Matters. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule”, “Exhibit” or “Annex” shall mean articles and sections of, and schedules, exhibits and annexes to, this Agreement. For purposes of this Agreement, the other Transaction Documents and all such certificates and other documents, unless the context otherwise requires:

(a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (c) references to any Article, Section, Schedule, Exhibit or Annex are

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hereto as Exhibit B; provided, however, that (i) each such prepayment shall be in a minimum aggregate amount of $100,000 and shall be an integral multiple of $100,000 in excess thereof,

(ii) the Borrower shall not provide any Reduction Notice, and no such Reduction Notice shall be effective, if after giving effect thereto, the Aggregate Capital at such time would be less than an amount equal to the Minimum Funding Threshold and (iii) any accrued Interest and Fees in respect of the portion(s) of Capital so reduced shall be paid in full on the immediately following Settlement Date; provided, however that notwithstanding the foregoing, a prepayment may be in an amount necessary to reduce any Borrowing Base Deficit existing at such time to zero.

(e)
The Borrower may, at any time upon at least fifteen (15) days’ prior written notice to the Administrative Agent and each Lender, terminate the Facility Limit in whole or ratably reduce the Facility Limit in part. Each partial reduction in the Facility Limit shall be in a minimum aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof, and no such partial reduction shall reduce the Facility Limit to an amount less than $100,000,000. In connection with any partial reduction in the Facility Limit, the Commitment of each Lender shall be ratably reduced.
(f)
In connection with any reduction of the Commitments, the Borrower shall remit to the Administrative Agent (i) instructions regarding such reduction and (ii) for payment to the Lenders, cash in an amount sufficient to pay (A) Capital of each Lender in excess of the Commitment of such Lender and (B) all other outstanding Borrower Obligations with respect to such reduction (determined based on the ratio of the reduction of the Commitments being effected to the amount of the Commitments prior to such reduction or, if the Administrative Agent reasonably determines that any portion of the outstanding Borrower Obligations is allocable solely to that portion of the Commitments being reduced or has arisen solely as a result of such reduction, all of such portion) including, without duplication, any associated Breakage Fees. Upon receipt of any such amounts, the Administrative Agent shall apply such amounts first to the reduction of the Aggregate Capital, and second to the payment of the remaining outstanding Borrower Obligations with respect to such reduction, including any Breakage Fees, by paying such amounts to the Lenders.

SECTION 2.03. Interest and Fees.

(a)
On each Settlement Date, the Borrower shall, in accordance with the terms and priorities for payment set forth in Section 4.01, pay to each Lender, the Administrative Agent and the Structuring Agent certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the Borrower, the Lenders and/or the Administrative Agent (each such fee letter agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively being referred to herein as the “Fee Letter”). Undrawn Fees (as defined in the Fee Letter) shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender as provided in Section 2.06.
(b)
Each Loan of each Lender and the Capital thereof shall accrue interest on each day when such Capital remains outstanding at the then applicable Interest Rate for such Loan. The Borrower shall pay all Interest (including, for the avoidance of doubt, all Interest accrued on ~~LIBOR~~SOFR Loans during an Interest Period regardless of whether the applicable

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Tranche Period has ended), Fees and Breakage Fees accrued during each Interest Period on each Settlement Date in accordance with the terms and priorities for payment set forth in Section 4.01.

SECTION 2.04. Records of Loans. Each Lender shall record in its records, the date and amount of each Loan made by such Lender hereunder, the Interest Rate with respect thereto, the Interest accrued thereon and each repayment and payment thereof. Subject to Section 14.03(b), such records shall be conclusive and binding absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the other Transaction Documents to repay the Capital of each Lender, together with all Interest accruing thereon and all other Borrower Obligations.

SECTION 2.05. Selection of ~~Interest Rates and Tranche Periods~~Adjusted Daily Simple SOFR Rate and Adjusted Term SOFR Rate; Rate Quotations.

~~(a)~~
~~Subject to the following sentence, each Loan made on any day other than a Monthly Settlement Date shall bear interest initially at LMIR. Thereafter or, for each Loan made on a Monthly Settlement Date, at any time, so long as no Event of Default has occurred and is continuing, the Borrower may from time to time elect to change or continue the type of Interest Rate and/or Tranche Period borne by each Loan or, subject to the minimum amount requirement for each outstanding Loan set forth in Section 2.02, a portion thereof by notice to the Administrative Agent not later than 11:00 a.m. (New York City time), one (1) Business Day prior to the expiration of any Tranche Period or Interest Period or the making of such Loan on a Monthly Settlement Date, as applicable; provided, that there shall not be more than six (6) LIBOR Loans outstanding hereunder at any one time; provided, further that for the avoidance of doubt, any change from LMIR to Adjusted LIBOR and/or any change to a Tranche Period applicable to a Loan shall not be effective until the Monthly Settlement Date occurring after the date of such request. Any such notices requesting the continuation or conversion of a Loan to the Administrative Agent may be given by telephone, telecopy, or other telecommunication device acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing in a manner acceptable to the Administrative Agent).~~

(a)
So long as no Event of Default is continuing, the Borrower may, by written notice to the Administrative Agent, elect for all or any portion of the Aggregate Capital to accrue interest by reference to the Adjusted Term SOFR Rate (rather than the Adjusted Daily Simple SOFR Rate) during any Interest Period. Any such notice must specify the amount of the Aggregate Capital subject of such election and must be delivered not later than two (2) Business Days prior to the first day of the affected Interest Period. Any such portion of the Aggregate Capital that is subject to such an election shall be apportioned among the respective Lenders’ Capital ratably. Notwithstanding the foregoing, (x) the Borrower shall not make such an election if, as a result thereof, more than six Borrowing Tranches would exist and (y) each Borrowing Tranche for Loans accruing interest by reference to the Adjusted Term SOFR Rate shall be not be less than $1,000,000 and shall be an integral multiple of $100,000. For the avoidance of doubt, if an Event of Default is then continuing, the Interest Rate for any Loan (and any portion

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of Capital thereof) shall be determined pursuant to the definition of Interest Rate notwithstanding any otherwise applicable election by the Borrower.

(b)
~~If, by the time required in Section 2.05(a), the Borrower fails to select a Tranche Period or Interest Rate for any Loan, such Loan shall automatically be deemed to be a continuation of the type of Interest Rate and, if applicable, Tranche Period.~~The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

SECTION 2.06. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)
Undrawn Fees (as defined in the Fee Letter) shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender.

(b)
The Commitment and Capital of such Defaulting Lender shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 14.01); provided, that, except as otherwise provided in Section 14.01, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby (if such Lender is directly affected thereby).

(c)
In the event that the Administrative Agent, the Borrower and the Servicer each agrees in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans ratably in accordance with its applicable Commitment; provided, that no adjustments shall be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender, and provided, further, that except to the extent otherwise agreed by the affected parties, no change hereunder from Defaulting Lender to Lender that is not a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

ARTICLE III [RESERVED] ARTICLE IV

SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS

SECTION 4.01. Settlement Procedures.

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(a)
The Servicer shall set aside and hold in trust for the benefit of the Secured Parties (or, if so requested by the Administrative Agent, segregate in a separate account designated by the Administrative Agent, which shall be an account maintained and controlled by the Administrative Agent unless the Administrative Agent otherwise instructs in its sole discretion), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are received by the Servicer or the Borrower or received in any Lock-Box or Collection Account; provided, however, that so long as each of the conditions precedent set forth in Section 6.03 are satisfied on such date, the Servicer may release to the Borrower from such Collections the amount (if any) necessary to pay (i) the purchase price for Receivables purchased by the Borrower on such date in accordance with the terms of the Purchase and Sale Agreement or (ii) amounts owing by the Borrower to the Originators under any Intercompany Loan Agreement (each such release, a “Release”). On each Settlement Date, the Servicer (or, following its assumption of control of the Collection Accounts, the Administrative Agent) shall, distribute such Collections in the following order of priority:

(i)
first, to the Servicer for the payment of the accrued Servicing Fees payable for the immediately preceding Interest Period (plus, if applicable, the amount of Servicing Fees payable for any prior Interest Period to the extent such amount has not been distributed to the Servicer);

(ii)
second, to the Administrative Agent for distribution to each Lender (ratably, based on the amount then due and owing to such Lender and any related Credit Parties), all accrued and unpaid Interest, Fees and Breakage Fees due to such Lender and other related Credit Party for the immediately preceding Interest Period (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments), plus, if applicable, the amount of any such Interest, Fees and Breakage Fees (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments) payable for any prior Interest Period to the extent such amount has not been distributed to such Lender or Credit Party;

(iii)
third, as set forth in clause (~~x~~A), (~~y~~B) or (~~z~~C) below, as applicable:

(A)
prior to the occurrence of the Termination Date, to the extent that a Borrowing Base Deficit exists on such date, to the Administrative Agent for distribution to the Lenders (ratably, based on the aggregate outstanding Capital of each Lender at such time) for the payment of a portion of the outstanding Aggregate Capital at such time, in an aggregate amount equal to the amount necessary to reduce the Borrowing Base Deficit to zero ($0);

(B)
on and after the occurrence of the Termination Date, to the Administrative Agent for distribution to each Lender (ratably, based on the aggregate outstanding Capital of each Lender at such time) for the payment in full of the aggregate outstanding Capital of such Lender at such time; or

(C)
prior to the occurrence of the Termination Date, at the election of the Borrower and in accordance with Section 2.02(d), to the Administrative Agent for distribution to the payment of all or any portion of the outstanding Capital of

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Person such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such increase, reduction or charge.

(c)
Certificates for Reimbursement. A certificate of an Affected Person setting forth the amount or amounts necessary to compensate such Affected Person or its holding company, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 4.01, pay such Affected Person the amount shown as due on any such certificate on the first Settlement Date occurring after the Borrower’s receipt of such certificate.

(d)
Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided that the Borrower shall not be required to compensate an Affected Person pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Affected Person notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Affected Person’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 5.02. Funding Losses.

(a)
The Borrower will pay each Lender all Breakage Fees.

(b)
A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender, as specified in clause (a) above and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 4.01, pay such Lender the amount shown as due on any such certificate on the first Settlement Date occurring after the Borrower’s receipt of such certificate.

SECTION 5.03. Taxes.

(a)
Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the applicable Credit Party or Affected Person) requires the deduction or withholding of any Tax from any such payment to a Credit Party or Affected Person, then the applicable Credit Party or Affected Person shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Credit Party or Affected Person receives an amount equal to the sum it would have received had no such deduction or withholding been made.

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documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Affected Person has complied with such Affected Person’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)
Treatment of Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (h) (plus any penalties, interest or other charges imposed by the relevant Government Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (h) the payment of which would place the indemnified party in a less favorable net after Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)
Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Credit Party or any other Affected Person, the termination of the Commitments and the repayment, satisfaction or discharge of all the Borrower Obligations and the Servicer’s obligations hereunder.

(j)
Updates. Each Affected Person agrees that if any form or certification it previously delivered pursuant to this Section 5.03 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

SECTION 5.04. ~~Inability to Determine Adjusted LIBOR or LMIR; Change in Legality.~~Adjusted Daily Simple SOFR Rate or Adjusted Term SOFR Rate Unascertainable; Increased Costs; Illegality.

(a)
Unascertainable; Increased Costs. If, on or prior to the first day of an Interest Period:

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(i)
~~(a) If any Lender~~the Administrative Agent shall have determined (which determination shall be conclusive and binding ~~upon the parties hereto~~ absent manifest error) ~~on any day, by reason of circumstances affecting the interbank Eurodollar market, either that: (i) dollar deposits in the relevant amounts and for the relevant Interest Period or day, as applicable, are not available, (ii) adequate and reasonable means do not exist for ascertaining Adjusted LIBOR or LMIR for such Interest Period or day, as applicable, or (iii) Adjusted LIBOR or LMIR determined pursuant hereto does not accurately reflect the cost to such Lender (as conclusively determined by such Lender) of maintaining any Portion of Capital during such Interest Period or day, as applicable, such Lender shall promptly give telephonic notice of such determination, confirmed in writing, to the Administrative Agent and the Borrower on such day. Upon delivery of such notice: (i) no Portion of Capital with respect to such Lender shall be funded thereafter at Adjusted LIBOR or LMIR unless and until such Lender shall have given notice to the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist and (ii) with respect to any outstanding Portion of Capital with respect to such Lender then funded at Adjusted LIBOR or LMIR, such Interest Rate shall automatically and immediately be converted to the Base Rate.~~that (x) the Adjusted Daily Simple SOFR Rate or the Adjusted Term SOFR Rate cannot be determined pursuant to the definition thereof; or (y) a fundamental change has occurred with respect to the Adjusted Daily Simple SOFR Rate or the Adjusted Term SOFR Rate (including, without limitation, changes in national or international financial, political or economic conditions); or

(b)
~~If on any day any Lender shall have been notified by any Affected Person that such Affected Person has determined (which determination shall be final and conclusive absent manifest error) that any Change in Law, or compliance by such Lender with any Change in Law, shall make it unlawful or impossible for such Lender to fund or maintain any Portion of Capital at or by reference to Adjusted LIBOR or LMIR, such Lender shall notify the Borrower and the Administrative Agent thereof. Upon receipt of such notice, until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such determination no longer apply, (i) no Portion of Capital with respect to such Lender shall be funded at or by reference to Adjusted LIBOR or LMIR and (ii) the Interest Rate for any outstanding Portion of Capital with respect to such Lender then funded at Adjusted LIBOR or LMIR shall automatically and immediately be converted to the Base Rate.~~

(ii) any Lender determines for any reason that the Adjusted Daily Simple SOFR Rate or the Adjusted Term SOFR Rate for any requested Interest Period does not adequately and fairly reflect the cost to such Lender of funding such Lender’s Loans, and such Lender has provided notice of such determination to the Administrative Agent;

then the Administrative Agent shall have the rights specified in Section 5.04(c).

(b)
Illegality. If at any time any Lender shall have determined that the making, maintenance or funding of any Loan accruing interest by reference to the Adjusted Daily Simple SOFR Rate or the Adjusted Term SOFR Rate has been made impracticable or unlawful, by compliance by such Lender in good faith with any Applicable Law or any interpretation or

749303375 18569090

application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of law), then the Administrative Agent shall have the rights specified in Section 5.04(c).

(c)
Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 5.04(a), the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 5.04(b), such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower.

Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Administrative Agent, or (ii) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a Loan accruing interest by reference to the Adjusted Daily Simple SOFR Rate or the Adjusted Term SOFR Rate shall be suspended (to the extent of the affected Interest Rate or the applicable Interest Periods) until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.

If at any time the Administrative Agent makes a determination under Section 5.04(a), (A) if the Borrower has delivered a Loan Request for an affected Loan that has not yet been made, such Loan Request shall be deemed to request a Base Rate Loan, (B) any outstanding affected Loans shall be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period.

If any Lender notifies the Administrative Agent of a determination under Section 5.04(b) above, the Borrower shall, as to any Loan of the Lender to which a Term SOFR Rate applies, on the date specified in such notice either convert such Loan to a Base Rate Loan or prepay such Loan. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to a Base Rate Loan upon such specified date.

SECTION 5.05. Security Interest.

(a)
As security for the performance by the Borrower of all the terms, covenants and agreements on the part of the Borrower to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the Aggregate Capital and all Interest in respect of the Loans and all other Borrower Obligations, the Borrower hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in, all of the Borrower’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Collateral”): (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Boxes and Collection Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Boxes and Collection Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Borrower under the Purchase

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and Sale Agreement, (vi) all other personal and fixture property or assets of the Borrower of every kind and nature including, without limitation, all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, securities accounts, securities entitlements, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, money, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (each as defined in the UCC) and (vii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.

The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Borrower hereby authorizes the Administrative Agent to file financing statements describing as the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.

Immediately upon the occurrence of the Final Payout Date, the Collateral shall be automatically released from the lien created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Lenders and the other Credit Parties hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower; provided, however, that promptly following written request therefor by the Borrower delivered to the Administrative Agent following any such termination, and at the expense of the Borrower, the Administrative Agent shall execute and deliver to the Borrower UCC-3 termination statements and such other documents as the Borrower shall reasonably request to evidence such termination.

SECTION 5.06. ~~Successor Adjusted LIBOR or LMIR~~Alternate Rate of Interest.

(a)
Subject to clauses (b), (c), (d), (e) and (f) of this Section 5.06, if:

(i)
the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR Rate; or

(ii)
the Administrative Agent is advised by the Majority Lenders that

(A) prior to the commencement of any Interest Period, the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) accruing interest at such rate for such Interest Period or (B) at any time, the applicable Adjusted Daily Simple SOFR Rate will not adequately and fairly reflect the

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cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) accruing interest at such rate;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark (1) any Loan Request that requests a Loan that accrues interest by reference to the Adjusted Term SOFR Rate shall be deemed to be a request for loans accruing interest by reference to (x) the Adjusted Daily Simple SOFR Rate, so long as the Adjusted Daily Simple SOFR Rate is not also the subject of Section 5.06(a)(i) or (ii) above or (y) Base Rate, if the Adjusted Daily Simple SOFR Rate also is the subject of Section 5.06(a)(i) or (ii) above and (2) any Loan Request that requests a Loan that accrues interest by reference to the Adjusted Daily Simple SOFR Rate shall instead be deemed to be a Loan Request for a Loan that accrues interest by reference to the Base Rate. Furthermore, if any Loan that accrues interest by reference to the Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR Rate is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 5.06(a) with respect to the Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR Rate, as applicable, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR Rate, as applicable, (1) any loan accruing interest by reference to the Adjusted Term SOFR Rate shall, on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) a Loan accruing interest by reference to the Adjusted Daily Simple SOFR Rate so long as the Adjusted Daily Simple SOFR Rate is not also the subject of Section 5.06(a)(i) or (ii) above or (y) a Loan accruing interest by reference to the Base Rate if the Adjusted Daily Simple SOFR Rate also is the subject of Section 5.06(a)(i) or (ii) above, on such day, and (2) any loan accruing interest by reference to the Adjusted Daily Simple SOFR Rate shall on and from such day be converted by the Administrative Agent to, and shall constitute a Loan accruing interest by reference to the Base Rate.

(b)
~~(a) Benchmark Replacement.~~ Notwithstanding anything to the contrary herein or in any other Transaction Document, ~~upon the occurrence of~~if a Benchmark Transition Event ~~or an Early Opt-in Event has occurred, the Administrative Agent and the Borrower may amend this Agreement to replace Adjusted LIBOR or LMIR with a~~and its related Benchmark Replacement~~; and any such amendment will become effective at~~ Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the ~~Administrative Agent has~~date notice of such Benchmark Replacement is provided ~~such proposed~~to the Lenders without any amendment to ~~all Lenders,~~, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such ~~amendment~~Benchmark Replacement from Lenders comprising the Majority Lenders.  ~~Until the Benchmark Replacement is effective, each advance, conversion and renewal of a Loan bearing interest by reference to Adjusted LIBOR or LMIR will continue to bear~~

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~~interest with reference to Adjusted LIBOR or LMIR, as applicable; provided, however, that during a Benchmark Unavailability Period (i) any pending selection of, conversion to or renewal of a Loan bearing interest by reference to Adjusted LIBOR or LMIR, as applicable, that has not yet gone into effect may be revoked by the Borrower and if not so revoked, shall be deemed to be a selection of, conversion to or renewal of, (A) solely to the extent that PNC is a lender under the Credit Agreement at such time, the Credit Agreement Replacement Rate, if any, and, (B) otherwise, the Base Rate, in each case, with respect to such Loan, and such Loan shall bear interest by reference to the Credit Agreement Replacement Rate or the Base Rate, as applicable (rather than by reference to Adjusted LIBOR or LMIR, as applicable), and (ii) all outstanding Loans bearing interest by reference to Adjusted LIBOR or LMIR, as applicable, shall automatically be converted to bear interest by reference to, (A) solely to the extent that PNC is a lender under the Credit Agreement at such time, the Credit Agreement Replacement Rate, if any, and, (B) otherwise, the Base Rate at the expiration of the existing Interest Period (or sooner, if Administrative Agent cannot continue to lawfully maintain such affected Loan bearing interest by reference to Adjusted LIBOR or LMIR, as applicable).~~

(c)
~~(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement~~Notwithstanding anything to the contrary herein or in any other Transaction Document, the Administrative Agent will have the right, in consultation with the Borrower, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(d)
~~(c) Notices; Standards for Decisions and Determinations.~~ The Administrative Agent will promptly notify the Borrower and the Lenders of (~~i~~1) any occurrence of a Benchmark Transition Event, (2) the implementation of any Benchmark Replacement, (~~ii~~3) the effectiveness of any Benchmark Replacement Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (~~iii~~5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or ~~the~~, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.06, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their ~~sole~~reasonable discretion ~~and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 5.06~~after consultation with the Borrower.
(e)
Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is the Term SOFR Rate and either (a) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (b) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition

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of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (i) above either (a) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (b) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may, in consultation with the Borrower, modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)
Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Loan accruing interest at the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate during such Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for (A) a Loan accruing interest at the Adjusted Term SOFR Rate, into a request for a Borrowing of a Loan accruing interest at the Adjusted Daily Simple SOFR Rate so long as the Adjusted Daily Simple SOFR Rate is not the subject of a Benchmark Transition Event or (B) a Loan accruing interest at the Base Rate if the Adjusted Daily Simple SOFR Rate for Dollar Borrowings is the subject of a Benchmark Transition Event. Furthermore, if any Loan accruing interest at the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 5.06, (1) any Loan accruing interest at the Adjusted Term SOFR Rate shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) a Loan accruing interest by reference to the Adjusted Daily Simple SOFR Rate so long as the Adjusted Daily Simple SOFR Rate is not the subject of a Benchmark Transition Event or (y) a Loan accruing interest by reference to the Base Rate if the Adjusted Daily Simple SOFR Rate is the subject of a Benchmark Transition Event, on such day and (2) any Loan accruing interest by reference to the Adjusted Daily Simple SOFR Rate shall on and from such day be converted by the Administrative Agent to, and shall constitute a Loan accruing interest by reference to the Base Rate.

(d)
~~Certain Defined Terms. As used in this Section 5.06:~~

~~(i) “Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to Adjusted LIBOR or LMIR, as applicable, for Dollar-denominated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if at any time the Benchmark Replacement as so determined would be less than the Benchmark Replacement Floor, the Benchmark Replacement will be deemed to be the Benchmark Replacement Floor for the purposes of this Agreement.~~

~~(ii)~~
~~“Benchmark Replacement Adjustment” means, with respect to any replacement of Adjusted LIBOR or LMIR, as applicable, with an alternate benchmark~~

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~~rate for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Adjusted LIBOR or LMIR, as applicable, with the applicable Benchmark Replacement (excluding such spread adjustment) by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of Adjusted LIBOR or LMIR, as applicable, for Dollar-denominated credit facilities at such time.~~

~~(iii)~~
~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).~~

~~(iv)~~
~~Benchmark Replacement Date” means the earlier to occur of the following events with respect to Adjusted LIBOR or LMIR:~~

~~(A)~~
~~in the case of clause (A) or (B) of the definition of “Benchmark Transition Event,” the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of the London Interbank Offered Rate for interbank deposits in Dollars (“USD LIBOR”) permanently or indefinitely ceases to provide USD LIBOR; or~~

~~(B)~~
~~in the case of clause (C) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.~~

~~(v)~~
~~“Benchmark Replacement Floor” means the minimum rate of interest, if any, specified for Adjusted LIBOR or LMIR, as applicable, or, if no minimum rate of interest is specified, zero.~~

~~(vi)~~
~~“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to Adjusted LIBOR or LMIR, as applicable:~~

~~(A)~~
~~a public statement or publication of information by or on behalf of the administrator of USD LIBOR announcing that such administrator has ceased or~~

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~~will cease to provide USD LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide USD LIBOR;~~

~~(B)~~
 ~~a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of USD LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for USD LIBOR, a resolution authority with jurisdiction over the administrator for USD LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for USD LIBOR, which states that the administrator of USD LIBOR has ceased or will cease to provide USD LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide USD LIBOR; or~~

~~(C)~~
 ~~a public statement or publication of information by the regulatory supervisor for the administrator of USD LIBOR or a Governmental Authority having jurisdiction over the Administrative Agent announcing that USD LIBOR is no longer representative.~~

~~(vii)~~
~~“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Adjusted LIBOR or LMIR, as applicable, and solely to the extent that Adjusted LIBOR or LMIR, as applicable, (as the case may be) has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced Adjusted LIBOR or LMIR, as applicable, (as the case may be) for all purposes hereunder or under any Transaction Document in accordance with this Section 5.06 and (y) ending at the time that a Benchmark Replacement has replaced Adjusted LIBOR or LMIR, as applicable, (as the case may be) for all purposes hereunder pursuant or under any Transaction Document to this Section 5.06.~~

~~(viii)~~
~~“Early Opt-in Event” means a determination by the Administrative Agent that Dollar-denominated credit facilities being executed at such time, or that include language similar to that contained in this Section 5.06, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace USD LIBOR.~~

~~(ix)~~
~~“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.~~

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(c)
Power and Authority; Due Authorization. The Borrower (i) has all necessary limited liability company power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and

(C) grant a security interest in the Collateral to the Administrative Agent on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary limited liability company action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.

(d)
Binding Obligations. This Agreement and each of the other Transaction Documents to which the Borrower is a party constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except

(i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)
No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which the Borrower is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement (including the Credit Agreement (or any refinancing or replacement thereof)), loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument to which the Borrower is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Collateral pursuant to the terms of any such indenture, credit agreement (including the Credit Agreement (or any refinancing or replacement thereof)), loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law.

(f)
Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened, against the Borrower before any Governmental Authority and (ii) the Borrower is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any Collateral by the Borrower to the Administrative Agent, the ownership or acquisition by the Borrower of any Pool Receivable or other Collateral or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that could materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Borrower Material Adverse Effect.

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its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)
Due Qualification. The Servicer is duly qualified to do business as a corporation, is in good standing as a foreign corporation and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)
Power and Authority; Due Authorization. The Servicer has all necessary corporate power and authority to (i) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Servicer by all necessary action.

(d)
Binding Obligations. This Agreement and each of the other Transaction Documents to which it is a party constitutes legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)
No Conflict or Violation. The execution and delivery of this Agreement and each other Transaction Document to which the Servicer is a party, the performance of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms of this Agreement and the other Transaction Documents by the Servicer will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of the Servicer or any indenture, sale agreement, credit agreement (including the Credit Agreement (or any refinancing or replacement thereof)), loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Servicer is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement (including the Credit Agreement (or any refinancing or replacement thereof)), loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.

(f)
Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to the Servicer’s knowledge threatened, against the Servicer before any Governmental Authority: (i) asserting the invalidity of this Agreement or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions

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Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Borrower to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Borrower shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

(q)
Certain Agreements. Without the prior written consent of the Administrative Agent and the Majority Lenders, the Borrower will not (and will not permit any Originator or the Servicer to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Borrower’s organizational documents which requires the consent of the “Independent Director” (as such term is used in the Borrower’s Certificate of Formation and Limited Liability Company Agreement).

(r)
Restricted Payments. (i) Except pursuant to clause (ii) below, the Borrower will not: (A) purchase or redeem any of its membership interests, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt (other than any Loan pursuant to this Agreement), (D) lend or advance any funds or

(E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).

(ii)
Subject to the limitations set forth in clause (iii) below, the Borrower may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Borrower may make cash payments (including prepayments) on the Intercompany Loans in accordance with their respective terms and (B) the Borrower may declare and pay dividends if, both immediately before and immediately after giving effect thereto, the Borrower’s Net Worth is not less than the Required Capital Amount.

(iii)
The Borrower may make Restricted Payments only out of the funds, if any, it receives pursuant to Sections 4.01 of this Agreement; provided that the Borrower shall not pay, make or declare any Restricted Payment (including any dividend) if, after giving effect thereto, any Event of Default or Unmatured Event of Default shall have occurred and be continuing.

(s)
Other Business. The Borrower will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances other than pursuant to this Agreement or the Intercompany Loan Agreement) or (iii) form any Subsidiary or make any investments in any other Person.

749303375 18569090

relating to such Debt (whether or not such failure shall have been waived under the related agreement); (ii) any Originator, the Performance Guarantor or the Servicer, or any of their respective Subsidiaries, individually or in the aggregate, shall fail to pay any principal of or premium or interest on (x) any Debt under the Credit Agreement (or any refinancing or replacement thereof) or (y) any of its other Debt that is outstanding in a principal amount of at least the Threshold Amount in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period (not to exceed 30 days), if any, specified in the Credit Agreement (or any refinancing or replacement thereof) or such agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (iii) any other event shall occur or condition shall exist under the Credit Agreement (or any refinancing or replacement thereof) or any other agreement, mortgage, indenture or instrument relating to any such Debt (as referred to in clause

(i) or (ii) of this paragraph) and shall continue after the applicable grace period (not to exceed 30 days), if any, specified in the Credit Agreement (or any refinancing or replacement thereof) or such other agreement, mortgage, indenture or instrument, if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt (as referred to in clause (i) or (ii) of this paragraph) or to terminate the commitment of any lender thereunder, unless such event or condition shall have been waived under and in accordance with the related agreement or (iv) any such Debt (as referred to in clause

(i) or (ii) of this paragraph) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made or the commitment of any lender thereunder terminated, in each case before the stated maturity thereof;

(j)
(i) any “Event of Default” (as defined in the Credit Agreement (or any refinancing or replacement thereof)) shall occur under the Credit Agreement (or any refinancing or replacement thereof) that relates to the failure to pay any principal of or premium or interest on any of the Debt thereunder when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or (ii) any other “Event of Default” (as defined in the Credit Agreement (or any refinancing or replacement thereof)) shall occur under the Credit Agreement (or any refinancing or replacement thereof) that has not been waived under and in accordance with the Credit Agreement (or any refinancing or replacement thereof) (for the avoidance of doubt, this clause (j) shall not be construed to limit the preceding clause (i));

(k)
the Performance Guarantor shall fail to perform any of its obligations under the Performance Guaranty and such failure shall continue unremedied for two (2) Business Days;

(l)
the Borrower shall fail (x) at any time (other than for ten (10) Business Days following notice of the death or resignation of any Independent Director) to have an Independent Director who satisfies each requirement and qualification specified in Section 8.03(c) of this Agreement for Independent Directors, on the Borrower’s board of directors or (y) to timely notify the Administrative Agent of any replacement or appointment of any director that

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SECTION 11.09. Successor Administrative Agent.

(a)
The Administrative Agent may, upon at least thirty (30) days’ notice to the Borrower, the Servicer and each Lender, resign as Administrative Agent. Except as provided below, such resignation shall not become effective until a successor Administrative Agent is appointed by the Majority Lenders as a successor Administrative Agent and has accepted such appointment subject to the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) provided such consent shall not be required if an Event of Default has occurred and is continuing. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, within thirty (30) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent as successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders within sixty (60) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrative Agent.

(b)
Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Article XI and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

SECTION 11.10. Structuring Agent. Each of the parties hereto hereby acknowledges and agrees that the Structuring Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, other than the Structuring Agent’s right to receive fees pursuant to Section 2.03. Each Credit Party acknowledges that it has not relied, and will not rely, on the Structuring Agent in deciding to enter into this Agreement and to take, or omit to take, any action under any Transaction Document.

SECTION 11.11. ~~LIBOR~~Benchmark Replacement Notification. Section 5.06 (“~~Successor Adjusted LIBOR or LMIR~~Alternate Rate of Interest”) provides a mechanism for determining an alternative rate of interest in the event that the Adjusted ~~LIBOR or LMIR~~Term SOFR Rate or the Adjusted Daily Simple SOFR Rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the ~~London interbank offered rate or other rates in the definition of~~ Adjusted ~~LIBOR or LMIR~~Term SOFR Rate or the Adjusted Daily Simple SOFR Rate, or with respect to any alternative or successor rate thereto, or replacement rate therefor.

SECTION 11.12. Erroneous Payments.

(a)
If the Administrative Agent notifies a Lender, Credit Party or Secured Party, or any Person who has received funds on behalf of a Lender, Credit Party or Secured Party (any such Lender, Credit Party, Secured Party or other recipient, a “Payment Recipient”) that the

749303375 18569090

Servicer, affect the rights or duties of the Servicer under this Agreement; (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and each Lender:

(i)
change (directly or indirectly) the definitions of Alternative Currency, Borrowing Base Deficit, Defaulted Receivable, Delinquent Receivable, Eligible Receivable, Facility Limit, Final Maturity Date, Net Receivables Pool Balance or Total Reserves contained in this Agreement, or increase the then existing Concentration Percentage or Special Concentration Limit for any Obligor or change the calculation of the Borrowing Base;

(ii)
reduce the amount of Capital or Interest that is payable on account of any Loan or with respect to any other Credit Extension or delay any scheduled date for payment thereof;

(iii)
change any Event of Default;

(iv)
release all or a material portion of the Collateral from the Administrative Agent’s security interest created hereunder;

(v)
release the Performance Guarantor from any of its obligations under the Performance Guaranty or terminate the Performance Guaranty;

(vi)
change any of the provisions of this Section 14.01 or the definition of “Majority Lenders”; or

(vii)
change the order of priority in which Collections are applied pursuant to Section 4.01 or change Section 4.01 in a manner that would alter the pro rata sharing of payments required thereby.

Notwithstanding the foregoing, (A) no amendment, waiver or consent shall increase any Lender’s Commitment hereunder without the consent of such Lender, (B) no amendment, waiver or consent shall reduce any Fees payable by the Borrower to any Credit Party or delay the dates on which any such Fees are payable, in either case, without the consent of such Credit Party and

(C) no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clauses (i) through (vii) above and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.

SECTION 14.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on Schedule III hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

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Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)
~~Assignments by Administrative Agent. This Agreement and the rights and obligations of the Administrative Agent herein shall be assignable by the Administrative Agent and its successors and assigns; provided that in the case of an assignment to a Person that is not an Affiliate of the Administrative Agent or a Lender, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, such assignment shall require the Borrower’s consent (not to be unreasonably withheld, conditioned or delayed).~~[Reserved].

(g)
Assignments by the Borrower or the Servicer. Neither the Borrower nor, except as provided in Section 9.01, the Servicer may assign any of its respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Lender (such consent to be provided or withheld in the sole discretion of such Person).

(h)
Pledge to a Federal Reserve Bank. Notwithstanding anything to the contrary set forth herein, (i) any Lender or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including, without limitation, rights to payment of Capital and Interest) and any other Transaction Document to secure its obligations to a Federal Reserve Bank, without notice to or the consent of the Borrower, the Servicer, any Affiliate thereof or any Credit Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement.

(i)
Pledge to a Security Trustee. Notwithstanding anything to the contrary set forth herein, (i) any Credit Party or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including, without limitation, rights to payment of Capital and Interest) and any other Transaction Document to a security trustee in connection with the funding by such Person of Loans, without notice to or the consent of the Borrower, the Servicer, any Affiliate thereof or any Credit Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement.

SECTION 14.04. Costs and Expenses. In addition to the rights of indemnification granted under Section 13.01 hereof, the Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Transaction Documents (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto and thereto), including, without limitation, (i) the reasonable Attorney Costs for the Administrative Agent and the other Credit Parties and any of their respective Affiliates with respect thereto and with respect to advising the Administrative Agent and the other Credit Parties and their respective Affiliates as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) reasonable accountants’, auditors’ and consultants’ fees and expenses for the Administrative Agent and the other Credit Parties and any of their respective Affiliates incurred in connection with the administration and maintenance of this Agreement or

749303375 18569090

REGIONS BANK,

as a Lender

By:

Name:

Title:

749303375 18569090

Receivables Financing Agreement

S-3

TRUIST BANK,

as a Lender

By:

Name:

Title:

749303375 18569090

Receivables Financing Agreement

S-4

EXHIBIT A

Form of Loan Request

[Letterhead of Borrower]

[Date]

[Administrative Agent] [Lenders]

Re: Loan Request Ladies and Gentlemen:

Reference is hereby made to that certain Receivables Financing Agreement, dated as of June 29, 2018 among Syneos Health Receivables LLC (the “Borrower”), Syneos Health, LLC, as Servicer (the “Servicer”), the Lenders party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and PNC Capital Markets LLC, as Structuring Agent (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Loan Request and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

This letter constitutes a Loan Request pursuant to Section 2.02(a) of the Agreement. The Borrower hereby request a Loan in the aggregate amount of [$ ] to be made on [ , 20 ] (of which $[ ] will be funded by PNC and $[ ] will be funded by [ ]). [The Borrower hereby requests that such Loan bear interest initially at the Adjusted ~~LIBOR~~Term SOFR Rate for a Tranche Period of ~~[~~one~~, two, three, six] months~~ month.]1 The proceeds of such Loan should be deposited by the Administrative Agent to [Account number], at [Name, Address and ABA Number of Bank]. After giving effect to such Loan, the Aggregate Capital will be [$ ].

The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such Credit Extension, as follows:

(i)
the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 of the Agreement are true and correct in all material respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

1 Applicable solely to the extent that the Loan is made on a Monthly Settlement Date.

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Exhibit A-1

SCHEDULE I

Commitments

PNC Bank, National Association
Party	Capacity	Commitment
PNC Bank, National Association	Lender	$~~325,000,000~~370,000,00 0

Regions Bank
Party	Capacity	Commitment
Regions Bank	Lender	$~~75,000,000~~90,000,000

Truist Bank
Party	Capacity	Commitment
Truist Bank	Lender	$90,000,000

Schedule I-1

749303375 18569090

SCHEDULE II

Lock-Boxes, Collection Accounts and Collection Account Banks

Collection Account Bank	Collection Account Number	Associated Lock-Box (if any)
Bank of America, N.A.	[redacted]	[redacted]
Bank of America, N.A.	[redacted]	N/A
Bank of America, N.A.	[redacted]	[redacted]
Bank of America, N.A.	[redacted]	N/A
Bank of America, N.A.	[redacted]	N/A
Bank of America, N.A.	[redacted]	N/A
Bank of America, N.A.	[redacted]	N/A
Wells Fargo Bank, National Association	[redacted]	N/A
Wells Fargo Bank, National Association	[redacted]	N/A

Schedule II-1

749303375 18569090

(D)
in the case of Regions Bank, at the following address:

Regions Bank

1180 West Peachtree St. NW Suite 1000

Atlanta, GA 30309 Attention: Cecil Noble Telephone: 404-221-4571 Facsimile: N/A

Email: cecil.noble@regions.com rbcbirmingham@regions.com

(E)
in the case of Truist Bank, at the following address:

Truist Bank

3333 Peachtree Rd. NE, 7th Floor Atlanta, GA 30326

Attention: Paul Cornely Telephone: 404-836-6105 Facsimile: N/A

Email: paul.cornely@truist.com STRH.AFG@truist.com

(F)
~~(E)~~ in the case of any other Person, at the address for such Person specified in the other Transaction Documents; in each case, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

Schedule III-2

749303375 18569090

Annex A

(attached)

Annex A

749301255 18569090

ANNEX A

SYNEOS HEALTH, LLC (f/k/a INC RESEARCH, LLC)

PNC BANK, NATIONAL ASSOCIATION

Closing Memorandum

FOR

FACILITY UPSIZE,

RENEWAL OF

AND

JOINDER OF TRUIST BANK TO

TRADE RECEIVABLES SECURITIZATION PROGRAM

For October 3, 2022 Closing

Parties and Abbreviations:

Administrative Agent	PNC
BH	Baker & Hostetler LLP, Ohio counsel to the Syneos Parties
BofA	Bank of America, N.A.
Borrower	Syneos Health Receivables LLC, a Delaware limited liability company structured as a typical bankruptcy-remote special purpose entity
Collection Account Banks	Wells and BofA
DLA	DLA Piper LLP, North Carolina counsel to the Syneos Parties
Lenders	PNC, Regions and Truist
JPM	JPMorgan Chase Bank, N.A.
MB	Mayer Brown LLP, counsel to the Lenders
Originators	The Originators set forth on Schedule I
Performance Guarantor	Syneos
PNC	PNC Bank, National Association
Regions	Regions Bank
Servicer	Syneos Health

750108357 18569090

Syneos	Syneos Health, Inc., a Delaware corporation
Syneos Counsel	Latham & Watkins LLP, counsel to the Syneos Parties
Syneos Health	Syneos Health, LLC (f/k/a INC Research, LLC), a Delaware limited liability company
Syneos Parties	Each of the Servicer, the Originators, the Borrower and the Performance Guarantor
Structuring Agent	PNC Capital Markets LLC
Truist	Truist Bank
Wyrick	Wyrick Robbins Yates & Ponton LLP, counsel to the Syneos Parties

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2

Document
1. Twelfth Amendment to Receivables Financing Agreement
2. Amended and Restated Fee Letter

3. Opinion of counsel to Syneos Health, Syneos and the Borrower re: general corporate matters, enforceability, no-conflicts with organizational documents, material agreements, New York and Federal law and ’40 Act matters

4. Reliance Letters to Truist re: prior opinions
5. Reliance Letters to Truist re: prior opinions
6. Reliance Letters to Truist re: prior opinions
7. Reliance Letters to Truist re: prior opinions
8. Pro Forma Information Package

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3

Schedule I

Name and Jurisdiction of the Originators

Legal Name	Jurisdiction
Addison Whitney LLC	North Carolina
BIOSECTOR 2 LLC	New York
CADENT MEDICAL COMMUNICATIONS, LLC	Ohio
Chamberlain Communications LLC	Delaware
CHANDLER CHICCO AGENCY, L.L.C.	New York
GERBIG, SNELL/WEISHEIMER ADVERTISING, LLC	Ohio
Syneos Health Medical Communications, LLC	Ohio
NAVICOR GROUP, LLC	Ohio
Palio + Ignite, LLC	Ohio
Syneos Health Communications, Inc.	Ohio
THE SELVA GROUP, LLC	Ohio
Taylor Strategy Partners, LLC	Ohio
Syneos Health, LLC (f/k/a/ INC Research, LLC)	Delaware
inVentiv Health Clinical, LLC	Delaware
inVentiv Commercial Services, LLC	New Jersey

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4